EXHIBIT 32-B

FARO Technologies, Inc.
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Senior Vice President, Chief Financial Officer, and Director of FARO Technologies, Inc., (the Company), and the principal financial officer and principal accounting officer of the Company for the period covered the Report, hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q, for the quarter ended October 1, 2005 (the Report) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Barbara R. Smith
Barbara R. Smith
November 8, 2005